EXHIBIT (a)(5)
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                           TALK AMERICA HOLDINGS, INC.

                            OFFER TO EXCHANGE OPTIONS
                 NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

         I previously received a copy of the Offer to Exchange, the memorandum from Talk America Holdings, Inc. ("Talk America"), dated August 29, 2001 and an Election Form. I signed and returned the Election Form, in which I elected to accept Talk America's offer to exchange (the "Offer") some of or all of my options. I now wish to change that election and reject Talk America's Offer to exchange my options. I understand that by signing this Notice and delivering it to Jeff Schwartz before 5 P.M. Eastern Daylight Time on October 3, 2001, I will be able to withdraw my acceptance of the Offer and instead reject the Offer to exchange options. I have read and understand all the terms and conditions of the Offer. I have read and understand the instructions attached to this Notice.

         I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile or hand delivery to Jeff Schwartz before 5 P.M. Eastern Daylight Time on October 3, 2001.

         I understand that by rejecting the Offer to exchange options, I will not receive any New Options pursuant to the Offer and I will keep the options that I currently have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreement(s) between Talk America and me.

         I understand that I may change this election, and once again accept the Offer to exchange options, by submitting a new Election Form to Jeff Schwartz via facsimile before 5 P.M. Eastern Daylight Time on October 3, 2001. The new Election Form should indicate that it is replacing a previously submitted form.

I have signed this Notice and printed my name exactly as it appears on the Election Form.

I do not accept the Offer to exchange any options.


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EMPLOYEE SIGNATURE                            SOCIAL SECURITY NUMBER




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
EMPLOYEE NAME (PLEASE PRINT)                E-MAIL ADDRESS (PLEASE PRINT)                  DATE AND TIME


          RETURN TO JEFF SCHWARTZ AT TALK AMERICA, 6805 ROUTE 202, NEW
      HOPE, PENNSYLVANIA 18938, (215) 862-1097, (215) 862-1087 (FACSIMILE),
         NO LATER THAN 5 P.M. EASTERN DAYLIGHT TIME ON OCTOBER 3, 2001.


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                    INSTRUCTIONS TO NOTICE TO CHANGE ELECTION
                              FROM ACCEPT TO REJECT

    FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE OPTIONS


1.       DELIVERY OF NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT.

         A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a facsimile of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Jeff Schwartz either via hand delivery or via facsimile on or before 5 P.M. Eastern Daylight Time on October 3, 2001 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY TALK AMERICA. YOU MAY HAND DELIVER OR FAX YOUR NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT TO JEFF SCHWARTZ AT TALK AMERICA, 6805 ROUTE 202, NEW HOPE, PENNSYLVANIA 18938, FAX NUMBER (215) 862-1087 TO CHANGE ELECTION FROM ACCEPT TO REJECT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Talk America beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to Talk America, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

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         IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE
OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT.
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         IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR
OPTION GRANTS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD.
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         To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, following the procedures described in the Instructions to


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the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. The new Election Form should indicate that it is replacing a previously submitted form. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

         By signing this Notice to Change Election From Accept to Reject (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

2.       SIGNATURES ON THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT.

         If this Notice to Change Election From Accept to Reject is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

         If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and submit proper evidence satisfactory to Talk America of the authority of that person so to act with this Notice to Change Election From Accept to Reject.

3.       OTHER INFORMATION ON THIS NOTICE TO CHANGE ELECTION FROM ACCEPT
         TO REJECT.

         In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address (if you have one) and your social security number or tax identification number.

4.       REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Jeff Schwartz at Talk America, 6805 Route 202, New Hope, Pennsylvania 18938, (215) 862-1097, (215) 862-1087
(facsimile). Copies will be furnished promptly at Talk America's expense.

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5.       IRREGULARITIES.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Talk America in its discretion. Talk America 's determinations shall be final and binding on all parties. Talk America reserves the right to reject any or all Notices to Change Election From Accept to Reject that Talk America determines not to be in proper form or the acceptance of which may, in the opinion of Talk America's counsel, be unlawful. Talk America also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and Talk America 's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as Talk America shall determine. Neither Talk America nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY TALK AMERICA, ON OR BEFORE THE EXPIRATION DATE.

6.       ADDITIONAL DOCUMENTS TO READ.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Talk America dated August 29, 2001 before deciding to participate in the Offer.

7.       IMPORTANT TAX INFORMATION.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.




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